UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2015

LOTON, CORP

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

269 South Beverly Drive Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

On October 15, 2015, LiveXLive, Corp. (f/k/a FestreamTV, Corp.)(“LiveXLive”), a wholly-owned subsidiary of Loton, Corp (the “Company”), entered into a Separation and Consulting Agreement and Mutual Release (the “Separation and Consulting Agreement”) with John Petrocelli pursuant to which Mr. Petrocelli resigned as President of LiveXLive.

The Separation and Consulting Agreement provides that in connection with his termination of employment from LiveXLive, Mr. Petrocelli agreed to the forfeiture of 500,000 unvested restricted common shares of the Company and that he shall not be entitled to any Termination Benefits as defined in his Employment Agreement previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 9, 2015. By mutual agreement, Mr. Petrocelli, through his consulting company Bulldog DM, LLC, will remain with LiveXLive as a consultant to provide multi-year digital rights aggregation services for live streamed music festivals.

The foregoing description of Mr. Petrocelli’s Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Mr. Petrocelli’s Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1	Separation and Consulting Agreement and Mutual Release, dated October 15, 2015, by and between John Petrocelli, Bulldog DM, LLC and LiveXLive, Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP

Dated: October 21, 2015	By:	/s/ Robert S. Ellin
Robert S. Ellin
Executive Chairman and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Consulting Agreement and Mutual Release, dated October 15, 2015, by and between John Petrocelli, Bulldog DM, LLC and LiveXLive, Corp.